Exhibit 99.1

For immediate release:
Redding Bancorp, Parent Company of Redding Bank of Commerce
Announces 2002 Operating Results

REDDING, California, January 24, 2003/ PRNewswire— Redding Bancorp (OTCBB: RDDB), a $367.4 million asset financial services holding company, and parent company of Redding Bank of Commerce, today announced earning results for the fourth quarter and year ended December 31, 2002.

Redding Bancorp’s net income for the fourth quarter 2002 decreased to $995,000 or $0.35 per diluted share compared to $1,175,000 or $0.41 per diluted share during the fourth quarter 2001.

Redding Bancorp’s net income for the year ended December 31, 2002 decreased 13.5% to $3.7 million, or $1.29 per diluted share, compared to $4.3 million, or $1.44 per diluted share for the year ended December 31, 2001. Annualized return on average equity was 13.92%, annualized return on average assets was 1.09%, compared with 15.43% and 1.49% for the same period in 2002.

“Redding Bancorp’s operating performance for the quarter reflects the effects of the significant rate reduction from the prior year which we have not fully offset with growth. For the year, we have made significant headway to restore the income from additional growth and creating other sources of income. Credit quality continues to be strong, and we are delighted to have RBC Mortgage Services up, running and profitable,” said Michael C. Mayer, President & Chief Executive Officer of Redding Bancorp.

At December 31, 2002, Redding Bancorp’s total assets were $367.4 million, an increase of 15.3% or $48.7 million from December 31, 2001. Total loans grew 29.1%, to $283.9 million, an increase of $64.0 million from December 31, 2001, while total deposits increased to $314.4 million, an increase of 11.7% or $33.0 million from December 31, 2001.

Redding Bancorp’s allowance for loan losses was 1.34% of total loans at December 31, 2002 and 1.45% at December 31, 2001, while its ratio of non-performing assets to total assets was 0.14% at December 31, 2002, compared to 0.25% at December 31, 2001. Provisions for loan losses for the year ended December 2002 were $620,000 versus $255,000 for the same period in 2001. Provisions to allowance are consistent to cover the growth in the loan portfolio. The Company had year-to-date net loan charge-offs of $8,000 in 2002 compared to net loan charge-offs of $49,000 in the same period of 2001.

The capital ratios of Redding Bancorp and its primary subsidiary, Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies.

Net interest income for the year ended December 31, 2002 was $12.5 million compared to $11.2 million for the same period in 2001. Net interest margin for the year ended December 31, 2002 was 4.06%, compared with 4.24% for the same period in 2001.

Non-interest income for the year ended December 31, 2002 decreased to $2.1 million compared with $2.8 million for the same period in 2001. Merchant credit card income declined 54.8% to $425,000 compared with $940,000 for the same period a year ago, and is reflective of the new contract pricing that became effective in the second quarter of 2001. The contract renewal represents a significant decline in revenues from merchant credit card processing.

Non-interest expense for the year ended December 31, 2002 increased 15.7% to $8.2 million compared with $7.1 million for the same period in 2001. Attributed to the rise in non-interest expense are additions to staffing to support rapid asset growth and expansion of facilities in the Roseville market.

Redding Bancorp, located in Redding California is a bank holding company that owns Redding Bank of Commerce, a federally insured California banking corporation, which opened on October 22, 1982. Redding Bank of Commerce has four full service offices. The full-service offices are located in Redding, California, and Roseville Bank of Commerce at Eureka, a division of RBC, is located in Roseville, California and the Roseville Bank of Commerce at Sunrise, a division of RBC located in Citrus Heights, California.

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive deposits.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 under the heading “Risk factors that may affect results”. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

REDDING BANCORP AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2002 and 2001
(Unaudited)

	2002	2001
ASSETS
Cash and due from banks	$23,831,729	$15,527,910
Federal funds sold	10,760,000	25,430,000
Securities available-for-sale	32,327,843	40,898,239
Securities held-to-maturity, at cost	2,405,112	4,116,935
Loans, net of the allowance for loan losses	280,087,003	216,696,198
Bank premises and equipment, net	5,365,956	5,339,112
Other assets	12,656,243	10,677,957

TOTAL ASSETS	$367,433,886	$318,686,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand — noninterest bearing	$55,169,920	$44,525,539
Demand — interest bearing	88,250,730	69,891,956
Savings	20,796,543	17,034,475
Certificates of deposits	150,229,457	149,983,574

Total Deposits	314,446,650	281,435,544
Securities sold under agreements to repurchase	3,704,385	6,780,232
Short term borrowed funds	18,000,000	0
Other liabilities	3,615,721	3,230,726

Total liabilities	339,766,756	291,446,502

Stockholders’ equity:
Preferred stock, no par value; 2,000,000 authorized; no shares issued and outstanding in 2002 and 2001
Common stock, no par value; 10,000,000 shares authorized; 2,641,536 shares issued and outstanding in 2002 and 2,703,457 shares issued and outstanding in 2001	8,714,767	8,850,826
Retained earnings	18,813,703	18,397,061
Accumulated other comprehensive income (loss), net of tax	138,660	(8,038)

Total stockholders’ equity	27,667,130	27,239,849

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$367,433,886	$318,686,351

REDDING BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002, and 2001
(Unaudited)

	2002	2001

Interest income:
Interest and fees on loans	$16,812,119	$17,459,219
Interest on tax exempt securities	138,573	199,520
Interest on U.S. government securities	1,299,956	1,644,870
Interest on federal funds sold	226,854	832,960
Interest on other securities	87,691	79,293

Total interest income	18,565,193	20,215,862

Interest expense:
Interest on demand deposits	596,646	909,488
Interest on savings deposits	144,845	340,245
Interest on time deposits	5,115,243	7,583,718
Other Borrowings	191,194	192,702

Total interest expense	6,047,928	9,026,153

Net interest income	12,517,265	11,189,709
Provision for loan losses	620,000	255,000

Net interest income after provision for loan losses	11,897,265	10,934,709

Non-interest income:
Service charges on deposit accounts	289,042	221,959
Other income	1,101,930	1,104,302
Net gain (loss) on sale of securities available-for-sale	275,425	556,993
Credit card service income, net	424,557	940,234

Total non-interest income	2,090,954	2,823,488

Non-interest expense:
Salaries and related benefits	4,709,133	3,948,301
Net occupancy and equipment expense	1,463,252	1,116,634
FDIC insurance premium	47,852	44,791
Data processing and professional services	529,574	483,043
Directors’ expenses	256,672	270,756
Other expenses	1,260,132	1,279,285

Total non-interest expense	8,266,615	7,142,810

Income before income taxes	5,721,604	6,615,387
Provision for income taxes	2,025,144	2,341,725

Net Income	$3,696,460	$4,273,662

Basic earnings per share	$1.38	$1.52

Diluted earnings per share	$1.29	$1.44

Redding Bancorp
Quarterly Financial Condition Data
(Dollars in Thousands, except share and per share amounts)
(Unaudited)

For the Quarter Ended

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2002	2002	2002	2002	2001

Cash and due from banks	$23,832	$18,315	$25,414	$17,881	$15,528
Federal funds sold	10,760	25,190	7,500	13,930	25,430
Securities available-for-sale	32,703	52,584	28,084	34,640	40,898
Securities held to maturity	2,405	2,722	3,394	3,707	4,117
Loans, net of allowance for loan losses	280,087	270,498	252,586	230,892	216,696
Bank premises and equipment, net	5,366	5,402	5,370	5,391	5,339
Other assets	12,281	10,075	8,837	10,899	10,678

TOTAL ASSETS	$367,434	$384,786	$331,185	$317,340	$318,686

Liabilities:
Demand — noninterest bearing	$55,170	$52,784	$51,102	$44,830	$44,527
Demand — interest bearing	88,251	89,855	83,873	73,409	69,892
Savings	20,797	20,918	17,615	18,065	17,034
Certificates of deposit	150,229	155,544	141,727	138,081	149,984

Total Deposits	314,447	319,101	294,317	274,385	281,437
Securities sold under agreement to repurchase	3,704	4,665	4,947	11,867	6,780
Short term borrowed funds	18,000	28,000	0	0	0
Other liabilities	3,615	4,244	3,395	3,293	3,230

Total Liabilities	339,766	356,010	302,659	289,545	291,447
Stockholders’ Equity:
Common Stock	8,715	8,720	8,820	8,851	8,850
Retained Earnings	18,814	19,727	19,552	19,042	18,397
Accumulated other comprehensive income (loss), net	139	329	154	(98)	(8)

Total stockholders’ equity	27,668	28,776	28,526	27,795	27,239
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$367,434	$384,786	$331,185	$317,340	$318,686

Interest Income:
Net interest income	$3,493	$3,364	$3,044	$2,616	$2,768
Provision (credit) for loan losses	325	105	125	65	0

Net interest income after provision for loan losses	3,168	3,259	2,919	2,551	2,768
Noninterest Income:
Service Charges	72	69	76	72	63
Credit Card service income, net	108	108	102	107	101
Other Income	295	265	277	265	274
Net gain (loss) on sale of securities available for sale	150	123	3	(1)	457

Total noninterest income	625	565	458	443	895
Noninterest Expense:
Salaries and related benefits	1,285	1,282	1,120	1,022	1,013
Net occupancy and equipment expense	390	377	343	353	306
Data processing and professional fees	173	126	111	120	128
Other expenses	299	443	433	390	453

Total noninterest expense	2,147	2,228	2,007	1,885	1,900
Income before taxes	1,646	1,596	1,370	1,109	1,763
Provision for income taxes	651	483	523	368	588

Net Income	$995	$1,113	$847	$741	$1,175

For the Quarter Ended

Key Financial Information
(Unaudited)	Dec 31, 2002	Sept 30, 2002	June 30, 2002	March 31, 2002	Dec 31, 2001

Net earnings per share- basic	$0.38	$0.42	$0.32	$0.27	$0.43
Net earnings per share- diluted	$0.35	$0.39	$0.30	$0.26	$0.41
Dividends per share	$0.65	$0.00	$0.00	$0.00	$0.65
Net Interest Margin	4.81%	4.07%	4.20%	3.72%	3.81%
Average Equity	$26,460	$26,573	$26,174	$26,437	$26,401
Return on Average Equity	15.04%	13.55%	12.94%	11.21%	17.80%
Average Assets	$376,714	$326,530	$321,803	$310,739	$316,317
Return on Average Assets	1.06%	1.10%	1.05%	0.95%	1.49%
Efficiency Ratio	56.60%	60.03%	59.43%	62.96%	51.87%
Total Assets	$367,434	$384,786	$331,185	$317,340	$318,686
Loans Receivable, net of allowances	$280,087	$270,498	$252,586	$230,892	$216,696
Deposits	$314,447	$319,101	$294,317	$274,385	$281,436
Shareholder’s Equity	$27,668	$28,776	$28,526	$27,795	$27,239
Total shares outstanding	2,641	2,648	2,684	2,698	2,703
Book Value per share	$10.48	$12.18	$10.63	$10.30	$10.08
Loan to deposit ratio	83.32%	85.85%	85.82%	85.33%	78.13%
Non-performing assets to total assets	0.10%	0.09%	0.00%	0.11%	0.14%
Non-performing loans to total loans	0.00%	0.01%	0.00%	0.00%	0.21%
Allowance for loans losses to total loans	1.34%	1.26%	1.31%	1.38%	1.45%
Leverage capital	8.05%	8.67%	8.87%	8.88%	9.38%
Tier 1 risk based capital	9.32%	9.44%	10.23%	10.79%	11.08%
Total risk based capital	10.57%	10.69%	11.48%	12.04%	12.33%